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INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this Amendment No. 1 to the
Registration Statement of Washington Mutual, Inc. on Form S-4 of our report dated February 25, 2000, appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Seattle, Washington
November 8, 2000